UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Seattle Genetics, Inc. (the “Company”), approved the 2016 Senior Executive Annual Bonus Plan (the “Plan”), an incentive compensation program, which is designed to motivate, retain and reward the Company’s executive officers based on the achievement of specified Company and individual goals. The Compensation Committee administers the Plan. Participants eligible under the Plan are those executives at the Vice President level or higher (each a “Participant”), including the following executive officers of the Company: Clay Siegall, Todd Simpson, Eric Dobmeier, Jonathan Drachman, Vaughn Himes, Jean Liu and Darren Cline. The amount of a Participant’s bonus is based on a target percentage of such Participant’s annual base pay as of December 31, 2016, which target percentages have been determined by the Compensation Committee or the CEO as applicable. The target percentage for Dr. Siegall is one hundred percent (100%), each of Mr. Dobmeier’s, Mr. Simpson’s and Dr. Drachman’s target percentage is fifty percent (50%), and each of Dr. Himes’, Ms. Liu’s and Mr. Cline’s target percentage is forty-five percent (45%). Under the Plan, this target percentage is then adjusted, in the case of Mr. Simpson, Dr. Himes, Ms. Liu, Mr. Cline and Dr. Drachman, based 60% on the Company’s performance and 40% on the individual Participant’s performance as determined by the Compensation Committee. Additionally, Mr. Dobmeier’s percentage adjustment is based 80% on the Company’s performance and 20% on individual performance as determined by the Compensation Committee, and Dr. Siegall’s final performance percentage will be determined by the Compensation Committee in its sole discretion. The corporate performance measures under the Plan for 2016 are primarily based on the achievement of commercial, clinical, development, regulatory and operational objectives related to ADCETRIS, as well as development and clinical trial objectives related to our other product candidates. Additional corporate objectives include operational, hiring and retention goals, strategic objectives and stock performance. The Company’s achieved performance percentage and/or the individual achieved Participant performance percentage may exceed 100% in the event the Company and/or the Participant exceed the predetermined goals (provided that neither percentage may exceed 150%), which could result in the payment of cash bonuses under the Plan at a level above target. The Plan is effective for the Company’s 2016 calendar year and expires on December 31, 2016 (with any bonus payments under the Plan to be made by February 15, 2017). The above description of the terms of the Plan is only a brief summary of such terms, does not purport to be complete, and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Seattle Genetics, Inc. 2016 Senior Executive Annual Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: January 29, 2016	By:	/s/ Clay B. Siegall
Clay B. Siegall
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Seattle Genetics, Inc. 2016 Senior Executive Annual Bonus Plan